Exhibit 10.77

FORM OF SWING LINE NOTE

$	June 10, 2004

FOR VALUE RECEIVED, the undersigned promises to pay to the order of                                                  (the “Lender”), the principal amount of                                                   ($                  ), or such lesser aggregate amount of Swing Line Loans as may be made under the Credit Agreement hereinafter described, payable as hereinafter set forth. It is acknowledged that the undersigned will not be requesting Swing Line Loans on the Closing Date, and that the undersigned will have no liability under this Note if no Swing Line Loans are later made. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereon until the date of payment in full, payable as hereinafter set forth.

Reference is made to the Credit Agreement of even date herewith among the undersigned, as Borrower, the Lenders party thereto and                                  , as Administrative Agent for the Lenders (as the same may be amended, renewed, extended or otherwise modified from time to time, the “Credit Agreement”).  Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given those terms in the Credit Agreement.  This is one of the Swing Line Loans referred to in the Credit Agreement, and the Lender and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Credit Agreement as originally executed or as it may from time to time be supplemented, modified or amended.  The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

The principal indebtedness evidenced by this Swing Line Note shall be payable as provided in the Credit Agreement and in any event on the Maturity Date.

Interest shall be payable on the outstanding daily unpaid principal amount of each Swing Line Loan hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Credit Agreement, both before and after Default and before and after maturity and judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue principal and interest to bear interest at the rate set forth in Section 2.11 of the Credit Agreement, to the fullest extent permitted by applicable Law.

The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent’s Office for the account of the Lender in immediately available funds not later than 2:00 p.m. (California local time) on the day of payment (which must be a Business Day).  All payments received after 2:00 p.m. (California local time) on any particular Business Day shall be deemed received on the next succeeding Business Day.  All payments shall be made in lawful money of the United States of America.

The Lender shall use its best efforts to keep a record (which may be in electronic or other intangible form) of Swing Line Loans made by it and payments of principal received by it with respect to this Swing Line Note, and such record shall be presumptive evidence of the amounts owing under this Swing Line Note.

The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned’s obligations hereunder or in enforcing or attempting to enforce any of such holder’s rights hereunder, including reasonable attorneys’ fees and disbursements

(including allocated costs of legal counsel employed by the Administrative Agent or the holder), whether or not an action is filed in connection therewith.

The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

The undersigned represents, warrants and acknowledges that the transaction of which this Swing Line Note is a part is a commercial transaction and not a consumer transaction.  Monies now or in the future to be advanced to or on behalf of the undersigned are not and will not be used for personal, family or household purposes.

This Swing Line Note shall be delivered to and accepted by the Swing Line Lender, in the State of Nevada, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.

HERBST GAMING, INC.,
a Nevada corporation

By:
Name:
Title:

SCHEDULE OF SWING LINE LOANS AND
PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid	Unpaid Principal Balance	Notation Made by